CERTIFICATIONS PURSUANT TO SECTION 906

EX-99.906CERT

CERTIFICATION

Jane Trust, Chief Executive Officer, and Christopher Berarducci, Principal Financial Officer of Western Asset Funds, Inc. - Western Asset Intermediate Bond Fund (the “Registrant”), each certify to the best of their knowledge that:

1.    The Registrant’s periodic report on Form N-CSR for the period ended November 30, 2021 (the “Form N-CSR”) fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.    The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Chief Executive Officer	Principal Financial Officer
Western Asset Funds, Inc. –	Western Asset Funds, Inc. –
Western Asset Intermediate Bond Fund	Western Asset Intermediate Bond Fund

/s/ Jane Trust	/s/ Christopher Berarducci
Jane Trust	Christopher Berarducci
Date: January 25, 2022	Date: January 25, 2022

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR with the Commission.